Exhibit 10.1
FIFTH AMENDMENT TO CREDIT AGREEMENT
FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Fifth Amendment”), dated as of December 9, 2025, by and among DAVE & BUSTER’S HOLDINGS, INC., a Delaware corporation (“Holdings”), DAVE & BUSTER’S, INC., a Missouri corporation (“D&B” and the “Borrower Agent”), DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as administrative agent (in such capacity, the “Administrative Agent”), and each of the Revolving Facility Lenders party hereto (constituting the Required Revolving Facility Lenders). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Existing Credit Agreement referred to below.
W I T N E S S E T H:
WHEREAS, Holdings, the Borrower Agent, the other Borrowers and Guarantors party thereto from time to time, DBNY, as Administrative Agent and Collateral Agent, each Lender and Issuing Bank from time to time party thereto and the other parties party thereto have entered into the Credit Agreement, dated as of June 29, 2022 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time prior to the Fifth Amendment Effective Date (as defined below), the “Existing Credit Agreement”; and the Existing Credit Agreement, as amended by this Fifth Amendment on the Fifth Amendment Effective Date, the “Amended Credit Agreement”);
WHEREAS, in accordance with the provisions of Section 9.08(h) of the Existing Credit Agreement, the Borrower Agent has requested that the Existing Credit Agreement be amended as set forth herein;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:
SECTION 1.Amendments to Existing Credit Agreement.
Effective as of the Fifth Amendment Effective Date, Section 6.11 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“With respect to the Revolving Facility only, except with the written consent of the Required Revolving Facility Lenders, permit the Net Total Leverage Ratio as of the last day of any Fiscal Quarter (beginning with the end of the first full Fiscal Quarter ending after the Closing Date), solely to the extent that on such date the Testing Condition is satisfied, to exceed 4.00 to 1.00.
Notwithstanding anything herein to the contrary, on and after the Fifth Amendment Effective Date, the Applicable Margin with respect to Initial Revolving Loans that are ABR Loans and SOFR Loans shall be increased by 0.25% per annum (x) at any time that the Net Total Leverage Ratio (determined by reference to the Net Total Leverage Ratio set forth in the then most recent Compliance Certificate received by the Administrative Agent) exceeds 3.00 to 1.00, and such increase shall only be effective for so long as the Net Total Leverage Ratio exceeds 3.00 to 1.00 and (y) without duplication of any increases pursuant to preceding clause (x), as of the first Business Day after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 5.04(a) or Section 5.04(b) but was not delivered (or the Compliance Certificate related to such financial statements was required to have been delivered pursuant to Section 5.04(c) but was not delivered), commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statements (or, if later, the certificate of a Financial Officer related to such financial statements) are delivered.
SECTION 2.Conditions of Effectiveness of this Fifth Amendment. This Fifth Amendment shall become effective on the date when the following conditions shall have been satisfied or waived (such date, the “Fifth Amendment Effective Date”):
(a)Holdings, the Borrower Agent, the Administrative Agent and Revolving Facility Lenders collectively constituting the Required Revolving Facility Lenders, shall have duly executed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent (or its designee); and
(b)the representations and warranties set forth in Section 4 shall be true and correct in all material respects as of the Fifth Amendment Effective Date.
SECTION 3.Costs and Expenses. The Borrower Agent hereby reconfirms its obligations pursuant to, and subject to the limitations set forth in, Section 9.05(a) of the Existing Credit Agreement to pay or reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees, charges and disbursements of White & Case LLP) incurred in connection with the preparation, negotiation, execution and delivery of this Fifth Amendment and all other documents and instruments delivered in connection herewith.
SECTION 4.Representations and Warranties. To induce the Administrative Agent and the Revolving Facility Lenders to enter into this Fifth Amendment each of the Borrower Agent and (solely with respect to the representations and warranties in clauses (a), (b)(i), (b)(ii)(I)(x), (c), (d) and (e) below) Holdings hereby represent and warrant that, immediately after giving effect to this Fifth Amendment:
(a)it has all requisite organizational power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute and deliver this Fifth Amendment and perform its obligations under this Fifth Amendment and the Amended Credit Agreement;
(b)the execution and delivery by it of this Fifth Amendment and the performance by it of its obligations under this Fifth Amendment and the Amended Credit Agreement, (i) has been duly authorized by all corporate, stockholder, partnership, limited liability company action or similar action required to be obtained by Holdings and the Borrower Agent and (ii) will not (I) violate (w) any provision of law, statute, rule or regulation applicable to the Borrower Agent, (x) the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of Holdings and the Borrower Agent, (y) any applicable order of any court or any rule, regulation or order of any Governmental Authority applicable to the Borrower Agent or (z) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which the Borrower Agent is a party or by which it or any of its property is or may be bound, (II) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in sub-clause (I) or (II) of this Section 4(b) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (III) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower Agent, other than the Liens created by the Loan Documents and Permitted Liens;
(c)it has duly executed and delivered this Fifth Amendment and this Fifth Amendment, the Amended Credit Agreement and each other Loan Document to which it is a party constitutes the legal, valid and binding obligation of such party enforceable against the Borrower Agent and Holdings, as applicable, in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) implied covenants of good faith and fair dealing and (iv) any foreign laws, rules and regulations as they relate to pledges of Equity Interests of Foreign Subsidiaries that are not Loan Parties;
(d)the representations and warranties made by it in each of the Loan Documents shall be true and correct in all material respects as of the Fifth Amendment Effective Date, in each case, with the same effect as though made on and as of the Fifth Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and
(e)no Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Fifth Amendment and the Amended Credit Agreement.
SECTION 5.Reference to and Effect on the Existing Credit Agreement and the Loan Documents.
(a)On and after the Fifth Amendment Effective Date, (i) this Fifth Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents, and (ii) each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Amended Credit Agreement.
(b)The Amended Credit Agreement and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure and the liens and security interests created and granted thereunder shall continue to be valid and continuing, and the Guarantees by the Guarantors do and shall continue to guarantee, the payment of all Obligations of the applicable Loan Parties under the Amended Credit Agreement and the other Loan Documents.
(c)The execution, delivery and effectiveness of this Fifth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
(d)Nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Existing Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith.
SECTION 6.Applicable Law, Jurisdiction, Etc. THIS FIFTH AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE AND AT LAW OR IN EQUITY) BASED UPON, ARISING OUT OF OR RELATING TO THIS FIFTH AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW. SECTIONS 9.11 AND 9.15 OF THE EXISTING CREDIT AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN AS IF SUCH SECTIONS APPEARED HEREIN, MUTATIS MUTANDIS.
SECTION 7.Counterparts. This Fifth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery by facsimile, .pdf or electronic transmission of an executed counterpart of a signature page to this Fifth Amendment shall be effective as delivery of an original executed counterpart of this Fifth Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Fifth Amendment or any document to be signed in connection with this Fifth Amendment shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. For the avoidance of doubt, the immediately preceding sentence also applies to any amendment, extension or renewal of this Fifth Amendment.
SECTION 8.Lender Consent Fee; Expenses. The Borrower Agent shall pay within three (3) Business Days after the Fifth Amendment Effective Date, by wire transfer of immediately available funds, (i) to each Revolving Facility Lender party hereto 0.10% of the aggregate Revolving Facility Commitments of such Lender as of the Fifth Amendment Effective Date and (ii) any other expenses required to be paid in connection with the Fifth Amendment Effective Date.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Fifth Amendment as of the date above written.

DAVE & BUSTER’S HOLDINGS, INC.,
as Holdings

By: /s/ Darin Harper
Name: Darin Harper
Title: Chief Financial Officer

DAVE & BUSTER’S, INC., as the Borrower Agent
By: /s/ Rodolfo Rodriguez Jr.
Name: Rodolfo Rodribuez Jr.
Title: SVP, Chief Legal Officer

[Signature Page to Fifth Amendment to Dave & Buster’s Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent
By:/s/Philip Trancorra
    Name: Philip Trancorra
Title: Director
By:/Suzan Onal
    Name: Suzan Onal
Title: Director
[Signature Page to Fifth Amendment to Dave & Buster’s Credit Agreement]

[LENDER], as a Revolving Facility Lender
By:
    Name:
Title:
[Lender Signature Pages on file with the Administrative Agent.]

[Signature Page to Fifth Amendment to Dave & Buster’s Credit Agreement]